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                                                                      EXHIBIT 3

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT


         AMENDMENT NO. 1 dated as of July __, 1999 to the Rights Agreement dated as of October 24, 1996 (the "RIGHTS AGREEMENT") between Delta Air Lines, Inc., a Delaware corporation (the "COMPANY"), and First Chicago Trust Company of New York, as Rights Agent (the "RIGHTS AGENT").

                              W I T N E S S E T H

         WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall, after this Amendment becomes effective, refer to the Rights Agreement as amended hereby.

         (b) Section 1 of the Rights Agreement is hereby amended by restating in its entirety the definition of "Acquiring Person" to read in full as follows:

         "ACQUIRING PERSON" means any Person who, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person; provided that (a) if the Board of Directors of the Company determines (whether prior to or after the date that in the absence of such determination would be a Distribution Date) in good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable (as determined, in good faith, by the Board of Directors of the Company) divested or divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person", then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement; and
(b) no Person shall become an "Acquiring Person" solely as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding; provided that if a Person shall become


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the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of such share acquisition by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an "Acquiring Person" unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 15% or more of the shares of Common Stock then outstanding.

         (c) Section 1 of the Rights Agreement is hereby amended by restating in its entirety the definition of "Beneficial Owner" to read in full as follows:

         A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to have "Beneficial Ownership" of and to "beneficially own", any securities:

                  (a) which such Person or any of its Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof);

                  (b) which such Person or any of its Affiliates or Associates, directly or indirectly, has

                           (i) the right to acquire (whether such right is
                  exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, (B) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person or (C) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof ("ORIGINAL RIGHTS") or pursuant to Section 11(i) or
                  Section 11(p) with respect to an adjustment to Original Rights; or

                          (ii) the right to vote (whether such right is
                  exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the


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                  Exchange Act and (B) is not also then reportable by such
                  Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) and with respect to which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in subparagraph (b)(ii) immediately above) or disposing of any such securities;

provided that (x) nothing in paragraphs (a), (b) or (c) of this definition shall cause a Person engaged in business as an underwriter of securities or as a member of a selling group to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition and (y) no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person's status or authority as such, to be the "Beneficial Owner" of, to have "Beneficial Ownership" of or to "beneficially own" any securities that are "beneficially owned", including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

         (d) Section 1 of the Rights Agreement is hereby amended by deleting the definition of "Continuing Director" contained therein.

         (e) Section 1 of the Rights Agreement is hereby amended by deleting from the definition of "Distribution Date" the first instance of the words "(or such later day as may be designated by action of a majority of the Continuing Directors)" and replacing the second instance of such words with "(or such later day as may be designated prior to the occurrence of a Section 11(a)(ii) Event by action of the Board of Directors of the Company)".

         (f) Section 1 of the Rights Agreement is hereby amended by inserting in the appropriate alphabetical position the following new definition:

         "EXEMPT PERSON" shall mean the Company or any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan.

         SECTION 2. Common Stock Certificate Legend. Section 3(d) of the Rights Agreement is hereby amended by adding ", as amended from time to time" immediately after "October 24, 1996" in the first sentence of the legend set forth therein.

         SECTION 3. Exercise of Rights; Expiration Date of Rights. Section 7(d) of the Rights Agreement is hereby amended by deleting the words "a majority of the Continuing Directors have determined" from the first sentence thereof.


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         SECTION 4. Adjustment of Purchase Price, Number and Kind of Shares or
Number of Rights. Section 11 of the Rights Agreement is hereby amended by:

         (a) replacing the words "a majority of the Continuing Directors has determined to be" in the first sentence of subsection (a)(iii) thereof with the word "are";

         (b) replacing each instance of the words "(as determined by a majority of the Continuing Directors based upon the advice of a nationally recognized investment banking firm selected by a majority of the Continuing Directors)" in the first sentence of subsection (a)(iii) thereof with the words "(based upon the advice of a nationally recognized investment banking firm)";

         (c) deleting the words "the later of" and the words "and the first date that the right to redeem the Rights pursuant to Section 23 shall expire" in the proviso to the first sentence of subsection (a)(iii) thereof;

         (d) deleting the second sentence of subsection (a)(iii) thereof;

         (e) deleting the third sentence of subsection (a)(iii) thereof and replacing it in with the following:

                  "To the extent that the Company determines that some action is to be taken pursuant to the preceding sentence, the Company (X) shall provide, subject to Section 7(d), that such action shall apply uniformly to all outstanding Rights and
                  (Y) may suspend the exercisability of the Rights until the expiration of the 30-day period set forth above in order to seek any authorization of additional shares and/or to decide the appropriate form and value of any consideration to be delivered as referred to in such preceding sentence.";

         (f) deleting the words "the later of" from the last sentence of subsection (a)(iii) thereof;

         (g) deleting the words "and the first date that the right to redeem the Rights pursuant to Section 23 shall expire" from the last sentence of subsection (a)(iii) thereof;

         (h) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the second sentence of subsection (d)(i) thereof;

         (i) replacing the words "majority of the Continuing Directors" in the third sentence of subsection (d)(i) thereof with the words "nationally recognized investment banking firm";

         (j) deleting the words "by a majority of the Continuing Directors, or, if there are no Continuing Directors," from the fourth sentence of subsection
(d)(i) thereof;


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         (k) deleting the words "selected by the Board of Directors" from the fourth sentence of subsection (d)(i) thereof;

         (l) deleting the words "by a majority of the Continuing Directors then in office, or, if there are no Continuing Directors," from subsection (d)(iii) thereof; and

         (m) deleting the words "selected by the Board of Directors" from subsection (d)(iii) thereof.

         SECTION 5. Fractional Rights and Fractional Shares. Section 14(a) of the Rights Agreement is hereby amended by:

         (a) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the fourth sentence thereof; and

         (b) replacing the words "majority of the Continuing Directors" in the fifth sentence thereof with the words "nationally recognized investment banking firm".

         SECTION 6. Redemption. Section 23(a) of the Rights Agreement is hereby amended by:

         (a) replacing the words "close of business on the tenth Business Day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable)" in the first sentence thereof with the words "occurrence of a Section 11(a)(ii) Event";

         (b) deleting the proviso from the first sentence thereof and the semicolon immediately preceding such proviso; and

         (c) deleting the second sentence thereof.

         SECTION 7. Exchange. (a) Section 24(a) of the Rights Agreement is hereby amended by replacing the words "any Person becomes an Acquiring Person, a majority of the Continuing Directors may, at their" in the first sentence thereof with the words "the occurrence of a Section 11(a)(ii) Event, the Board of Directors of the Company may, at its".

         (b) Section 24(b) of the Rights Agreement is hereby amended by replacing the word "Continuing" in the first sentence thereof with the words "Board of".

         SECTION 8. Supplements and Amendments. Section 27 of the Rights Agreement is hereby amended in its entirety to read in full as follows:

         For so long as the Rights are redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights; provided that no such supplement or amendment may (a) adversely affect the


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interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence, or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment.

         SECTION 9. Determination and Actions by the Board of Directors, Etc .
Section 29 of the Rights Agreement is hereby amended by:

         (a) deleting the first parenthetical clause from the second sentence thereof; and

         (b) deleting the second parenthetical clause and the words "or the Continuing Directors" from the last sentence thereof.

         SECTION 10. Severability. Section 31 of the Rights Agreement is hereby amended by deleting the parenthetical clause and the words "or Continuing Directors" contained therein.

         SECTION 11. Form of Right Certificate. Exhibit B to the Rights Agreement is hereby amended by:

         (a) deleting the words "(or, with respect to paragraph b below, the Continuing Directors)" from the seventh paragraph thereof; and

         (b) replacing the words "close of business on the tenth Business Day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable)" in subparagraph (a) of the seventh paragraph thereof with the words "occurrence of a Section 11(a)(ii) Event".

         SECTION 12. Summary of Terms. Exhibit C to the Rights Agreement is hereby amended by:

         (a) replacing the last sentence of footnote 1 thereof with the following sentence:

             In the case of clause (2), prior to a person becoming the beneficial owner of 15% or more of the Company's Common Stock, the ten business day period is subject to extension by the Board of Directors.

         (b) replacing the words "a majority of the Continuing Directors" under the heading "Exchange" with the words "the Board of Directors";

         (c) deleting footnote 3 thereof in its entirety;


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         (d) restating the language under the heading "Redemption" in its entirety to read in full as follows:

             The Board of Directors may redeem all of the Rights at a price of $.01 per Right at any time prior to the time that any person becomes an Acquiring Person.

         (e) restating the language under the heading "Amendments" in its entirety to read in full as follows:

             For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect. At any time after the Rights are no longer redeemable, the Rights Agreement may be amended by the Board of Directors in any respect that does not (i) adversely affect the Rights holders (other than any Acquiring Person and certain affiliated persons), (ii) cause the Rights Agreement again to become amendable other than in accordance with this paragraph or (iii) cause the Rights again to become redeemable.

         SECTION 13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rule, except that the rights and obligations of the Rights Agent shall be governed by the law of the State of New York.

         SECTION 14. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 15. Effectiveness. This Amendment shall become effective upon execution by each of the parties hereto of a counterpart hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                 DELTA AIR LINES, INC.



                                 By:
                                           -------------------------------------
                                    Name:  Leo F. Mullin
                                    Title: President and Chief Executive Officer



                                 FIRST CHICAGO TRUST COMPANY OF NEW YORK



                                 By:
                                           -------------------------------------
                                    Name:
                                    Title:


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